                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                June 26, 1996
                Date of Report (Date of earliest event reported)

                        TURNER BROADCASTING SYSTEM, INC.
             (Exact name of registrant as specified in its charter)




        Georgia                          0-9334                  58-0950695
(State or other jurisdiction          (Commission               (IRS Employer
of incorporation)                     File Number)           Identification No.)

                  One CNN Center, Atlanta, Georgia                      30303
          (Address of principal executive offices)                    (Zip Code)





       Registrant's telephone number, including area code: (404) 827-1700

                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.


         As previously reported, Turner Broadcasting System, Inc., a Georgia corporation ("TBS"), has entered into an Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995 (the "Merger Agreement") among TBS, Time Warner Inc. ("Time Warner"), TW Inc., a Delaware corporation and currently a wholly-owned subsidiary of Time Warner ("New Time Warner"), Time Warner Acquisition Corp., a Delaware corporation ("Delaware Sub"), and TW Acquisition Corp., a Georgia corporation ("Georgia Sub"), which provides for a transaction (the "TBS Transaction") in which TBS and Time Warner will each become a wholly-owned subsidiary of a new holding company. Pursuant to the Merger Agreement, (a) Georgia Sub will be merged into TBS (the "TBS Merger"),
(b) each outstanding share of Class A Common Stock, par value $0.0625 per share, of TBS and each share of Class B Common Stock, par value $0.0625 per share, of TBS (other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of TBS and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 0.75 of a share of common stock, par value $.01 per share, of New Time Warner ("New Time Warner Common Stock"), (c) each share of Class C Convertible Preferred Stock, par value $.125 per share, of TBS (other than shares held directly or indirectly by Time Warner or New Time Warner or in the treasury of TBS and other than shares with respect to which dissenters' rights are properly exercised) will be converted into 4.80 shares of New Time Warner Common Stock,
(d) Delaware Sub will be merged into Time Warner, (e) each outstanding share of common stock, par value $1.00 per share, of Time Warner, other than shares held directly or indirectly by Time Warner, will be converted into one share of New Time Warner Common Stock, (f) each outstanding share of each series of preferred stock of Time Warner, other than shares held directly or indirectly by Time Warner and shares with respect to which appraisal rights are properly exercised, will be converted into one share of a substantially identical series of preferred stock of New Time Warner having the same designation as the shares of preferred stock of Time Warner so converted, (g) each of Time Warner and TBS will become a wholly-owned subsidiary of New Time Warner and (h) New Time Warner will be renamed "Time Warner Inc."

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

        The following pro forma consolidated condensed financial information of New Time Warner gives effect to the consummation of the TBS Transaction and a number of transactions that Time Warner and Time Warner Entertainment Company, L.P. ("TWE") have completed, or have entered into agreements with respect to, during the periods presented below (the "TW Transactions"). The TW Transactions for which adjustments have been made, as more fully described in Time Warner's Current Report on Form 8-K, dated May 15, 1996, and certain other Time Warner Current Reports on Form 8-K referenced below, Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and Time Warner's Annual Report on Form 10-K for year ended December 31, 1995, are as follows:

               (i) on February 1, 1996, Time Warner redeemed the remaining
         $1.2 billion principal amount of 8.75% Convertible Subordinated Debentures due 2015 (the "8.75% Convertible Debentures") for $1.28 billion, including redemption premiums and accrued interest thereon (the "February 1996 Redemption"). In addition, in September 1995,
         Time Warner redeemed approximately $1 billion principal amount of 8.75% Convertible Debentures for $1.06 billion, including redemption premiums and accrued interest thereon (the "September 1995 Redemption"). The September 1995 Redemption was financed with (a) approximately $500 million of proceeds raised in June 1995 from the issuance of 7.75% notes due 2005 (the "7.75% Notes"), (b) $363 million of net proceeds raised in August 1995 from the issuance of approximately 12.1 million Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("PERCS") that are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner and that pay cash distributions at a rate of 4% per annum and (c) available cash and equivalents (the "1995 Convertible Debt Refinancing"). The February 1996 Redemption was financed with (a)
         $557 million of net proceeds raised in December 1995 from the issuance of Time Warner-obligated mandatorily redeemable preferred securities of a subsidiary ("Preferred Trust Securities") that pay cash distributions at a rate of 8-7/8% per annum and (b) proceeds raised from the $750 million issuance of debentures in January 1996, consisting of (1) $400 million principal amount of 6.85% debentures due 2026, which are redeemable at the option of the holders thereof in 2003, (2) $200 million principal amount of 8.3% discount debentures due 2036, which do not pay cash interest for the first twenty years,
         (3) $166 million principal amount of 7.48% debentures due 2008 and
         (4) $150 million principal amount of 8.05% debentures due 2016 (collectively referred to herein as the "January 1996 Debentures").
         The issuance of the Preferred Trust Securities and the January 1996 Debentures, together with the February 1996 Redemption, are collectively referred to herein as the "1996 Convertible Debt Refinancing". The 1995 Convertible Debt Refinancing and the 1996 Convertible Debt Refinancing are collectively referred to herein as the "Convertible Debt Refinancings";

               (ii) on January 4, 1996 (as previously reported on the Form
         8-K of Time Warner dated January 4, 1996), Time Warner completed its acquisition of Cablevision Industries Corporation ("CVI") and certain affiliated entities of CVI (the "Gerry Companies") (the "CVI Acquisition"). CVI and the Gerry Companies owned cable television systems serving approximately 1.3 million subscribers;

               (iii) on October 2, 1995 and September 5, 1995 (as previously reported on the Form 8-K of Time Warner dated August 31, 1995), Toshiba Corporation ("Toshiba") and ITOCHU Corporation ("ITOCHU"), respectively, exchanged (a) their 5.61% pro rata equity interests in TWE, (b) their 6.25% residual equity interests in TW Service Holding I, L.P. and TW Service Holding II, L.P., each of which owned certain assets related to the TWE businesses and (c) their options to increase their interests in TWE under certain circumstances for, in the case of ITOCHU, 6.2 million shares of Time Warner Series G Convertible Preferred Stock and 1.8 million shares of Time Warner Series H Convertible Preferred Stock and, in the case of Toshiba, 7.0 million shares of Time Warner Series I Convertible Preferred Stock and $10 million in cash (the "ITOCHU/Toshiba Transaction"). As a result of the ITOCHU/Toshiba Transaction, Time Warner and certain of its wholly-owned subsidiaries, collectively, now own 74.49% of the pro rata priority capital and residual equity interests in TWE and certain additional senior and junior priority capital interests. A subsidiary of U S WEST, Inc. owns the remaining 25.51% of the pro rata priority capital and residual equity limited partnership interests in TWE;

               (iv) on August 15, 1995, Time Warner redeemed all of its $1.8 billion principal amount of outstanding Redeemable Reset Notes due August 15, 2002 (the "Reset Notes") in exchange for new securities (the "Exchange Securities"), consisting of approximately $454 million aggregate principal amount of Floating Rate Notes due August 15, 2000, approximately $272 million aggregate principal amount of 7.975% Notes due August 15, 2004, approximately $545 million aggregate principal amount of 8.11% Debentures due August 15, 2006, and approximately $545 million aggregate principal amount of 8.18% Debentures due August 15, 2007 (the "Reset Notes Refinancing");

          (v) on July 6, 1995 (as previously reported on the Form 8-K of Time Warner dated July 6, 1995), Time Warner acquired KBLCOM Incorporated ("KBLCOM") which owned cable television systems serving approximately 700,000 subscribers and a 50% interest in Paragon Communications ("Paragon"), which owned cable television systems serving an additional 972,000 subscribers (the "KBLCOM Acquisition"). The other 50% interest in Paragon was already owned by TWE;

          (vi) on June 30, 1995, a wholly-owned subsidiary of Time Warner, TWE and the TWE-Advance/Newhouse Partnership (as defined below) executed a five-year revolving credit facility (the "New Credit Agreement"). The New Credit Agreement enabled such entities to refinance certain indebtedness assumed in connection with the Acquisitions (as defined below), to refinance TWE's indebtedness under a pre-existing bank credit agreement and to finance the ongoing working capital, capital expenditures and other corporate needs of each borrower (the "Bank Refinancing"). The Convertible Debt Refinancings, the Reset Notes Refinancing, and the Bank Refinancing are referred to herein collectively as the "Debt Refinancings";

          (vii) on June 23, 1995, (a) Six Flags Entertainment Corporation ("Six Flags") was recapitalized, (b) TWE sold a 51% interest in Six Flags to an investment group led by Boston Ventures and (c) TWE granted certain licenses to Six Flags (collectively, the "Six Flags Transaction");

          (viii) on May 2, 1995, Time Warner acquired Summit Communications Group, Inc., which owned cable television systems serving approximately 162,000 subscribers (the "Summit Acquisition");

          (ix) on April 1, 1995 (as previously reported on the Form 8-K of Time Warner dated April 1, 1995), TWE closed its transaction (the "TWE-A/N Transaction") with the Advance/Newhouse Partnership ("Advance/Newhouse") pursuant to which TWE and Advance/Newhouse formed the Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (the "TWE-Advance/Newhouse Partnership"), and to which Advance/Newhouse and TWE contributed cable television systems (or interests therein) serving approximately 4.5 million subscribers, as well as certain foreign cable investments and certain programming investments that included Advance/Newhouse's 10% interest in Primestar Partners, L.P. TWE owns a two-thirds equity interest in the TWE-Advance/Newhouse Partnership and is the managing partner and Advance/Newhouse owns a one-third equity interest; and

         (x) during 1995, TWE entered into agreements to sell, or announced its intention to sell, 17 of its unclustered cable television systems serving approximately 180,000 subscribers, of which certain of the transactions closed during 1995 and the remaining transactions, which are not material, have closed or are expected to close in 1996 (the "Unclustered Cable Transactions").

        The Unclustered Cable Transactions and the Six Flags Transaction are referred to herein as the "Asset Sale Transactions"; the Summit Acquisition, KBLCOM Acquisition and CVI Acquisition are referred to herein as the "Acquisitions"; the Acquisitions and the TWE-A/N Transaction are referred to herein as the "Cable Transactions" and the TBS Transaction, the ITOCHU/Toshiba Transaction, the Asset Sale Transactions, the Cable Transactions and the Debt Refinancings are referred to herein as the "Transactions".

        The pro forma consolidated condensed balance sheet of New Time Warner at March 31, 1996 gives effect to the TBS Transaction as if it occurred at such date. The pro forma consolidated condensed statement of operations of New Time Warner for the three months ended March 31, 1996 gives effect to the TBS Transaction and the 1996 Convertible Debt Refinancing in each case as if the transactions occurred at the beginning of such period. The pro forma consolidated condensed statement of operations of New Time Warner for the year ended December 31, 1995 gives effect to the TBS Transaction, the ITOCHU/Toshiba Transaction, the Acquisitions, the Debt Refinancings, the Asset Sale Transactions and the TWE-A/N Transaction, in each case as if the transactions occurred at the beginning of such period. The pro forma consolidated condensed financial statements should be read in conjunction with
(i) the historical financial statements of Time Warner and TWE, including the notes thereto, which are contained in Time Warner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and Time Warner's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the historical financial statements of TBS, including the notes thereto, which are contained in TBS's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and TBS's Annual Report on Form 10-K for the year ended December 31, 1995, and (iii) the historical financial statements and pro forma consolidated condensed financial statements included or incorporated by reference in Time Warner's Current Report on Form 8-K dated May 15, 1996. Time Warner is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission and at the offices of the New York Stock Exchange, Inc. and the Pacific Stock Exchange, Inc.

     The pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or operating results that would have occurred if the transactions had been consummated as of the dates indicated, nor are they necessarily indicative of future financial condition or operating results.

     Pro forma adjustments for the TBS Transaction reflect (i) the issuance by New Time Warner of approximately 172.8 million shares of New Time Warner common stock pursuant to the TBS Merger, including 50.6 million shares of Series LMC Common Stock of New Time Warner ("LMC Voting Common Stock") to be issued to Liberty Media Corporation ("LMC") in exchange for TBS capital stock, (ii) the issuance by New Time Warner of an additional five million shares of LMC Voting Common Stock in consideration for an option (the "SSSI Option"), exercisable for six years, to purchase a subsidiary of LMC that currently uplinks and distributes the signal of TBS's television station, WTBS, (iii) the issuance by New Time Warner of options to purchase approximately 13 million shares of New Time Warner Common Stock upon the assumption of all outstanding TBS stock options and (iv) the assumption or incurrence of approximately $2.5 billion of indebtedness, including $268 million of the outstanding TBS zero coupon subordinated convertible notes due 2007 (the "TBS LYONs"). The TBS LYONs currently may be converted at the option of the holders into an additional 7.4 million shares of Class B Common Stock of TBS. If all TBS LYONs were so converted prior to the consummation of the TBS Transaction, (i) New Time Warner's pro forma shareholders' equity at March 31, 1996 would be increased by approximately $225 million to reflect the issuance of approximately 5.6 million additional shares of New Time Warner Common Stock, (ii) New Time Warner's pro forma indebtedness at March 31, 1996 would be reduced by $268 million and (iii) New Time Warner's pro forma loss before extraordinary item and loss before extraordinary item per common share for the three months ended March 31, 1996 and the year ended December 31, 1995 would be reduced by $3 million ($.01 per common share) and $11 million ($.03 per common share), respectively.

     The TBS Transaction will be accounted for by the purchase method of accounting for business combinations and, accordingly, the estimated cost to acquire such assets will be allocated to the underlying net assets in proportion to their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not been completed. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of cost over the book value of the net assets to be acquired has been made to goodwill.

                               NEW TIME WARNER
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                MARCH 31, 1996
                             (MILLIONS, UNAUDITED)

                                                                     TBS TRANSACTION
                                                             ------------------------------         NEW
                                             TIME WARNER          TBS          PRO FORMA        TIME WARNER
                                              HISTORICAL     HISTORICAL(A)   ADJUSTMENTS(B)      PRO FORMA
                                              ----------     -------------   --------------      ---------
ASSETS
Cash and equivalents .......................    $   644         $   68           $    -          $   712
Other current assets .......................      2,831          1,275             (162)           3,944
                                                -------         ------           ------          -------
Total current assets .......................      3,475          1,343             (162)           4,656
Investments in and amounts due to
  and from Entertainment Group .............      5,931              -                -            5,931
Other investments ..........................      2,485              -             (536)           1,949
Noncurrent inventories .....................          -          1,928                -            1,928
Property, plant and equipment ..............      1,453            355                -            1,808
Cable television franchises ................      4,033              -                -            4,033
Goodwill ...................................      5,857            263            7,597           13,717
Other assets ...............................      1,598            430                -            2,028
                                                -------         ------           ------          -------

Total assets ...............................    $24,832         $4,319           $6,899          $36,050
                                                =======         ======           ======          =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities ..................    $ 2,762         $  752           $    -          $ 3,514
Long-term debt .............................     11,457          2,495               95           14,047
Deferred income taxes ......................      4,065            425                -            4,490
Other long-term liabilities ................      1,272            189                -            1,461
Company-obligated mandatorily
  redeemable preferred
  securities of subsidiaries(1) ............        949              -                -              949
Shareholders' equity:
  Preferred stock ..........................         36              -                -               36
  Common stock .............................        393              -             (387)               6
  Paid-in capital ..........................      6,199              -            7,649           13,848
  Unrealized gains on certain
    marketable securities ..................        175              -                -              175
  TBS shareholders' equity .................          -            458             (458)               -
  Accumulated deficit ......................     (2,476)             -                -           (2,476)
                                                -------         ------           ------          -------

Total shareholders' equity .................      4,327            458            6,804           11,589
                                                -------         ------           ------          -------

Total liabilities and
  shareholders' equity .....................    $24,832         $4,319           $6,899          $36,050
                                                =======         ======           ======          =======

- ----------------------
(1) Includes $374 million of preferred securities that are redeemable for cash or, at Time Warner's option, approximately 12.1 million shares of Hasbro, Inc. common stock owned by Time Warner.





See accompanying notes.

                               NEW TIME WARNER
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED MARCH 31, 1996
               (MILLIONS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)

                                                                                               TBS TRANSACTION
                                                                                         ------------------------------     NEW
                                              TIME WARNER       DEBT          PRE-TBS        TBS          PRO FORMA      TIME WARNER
                                              HISTORICAL   REFINANCINGS(C)   PRO FORMA   HISTORICAL(D)   ADJUSTMENTS(E)   PRO FORMA
                                              ----------   ---------------   ---------   -------------   --------------   ---------
Revenues.....................................   $2,068         $    -         $2,068        $ 775            $   -          $2,843

Cost of revenues* ...........................    1,277              -          1,277          521               53           1,851
Selling, general and administrative* ........      681                           681          225                -             906
                                                ------         ------         ------        -----            -----          ------

Operating expenses...........................    1,958              -          1,958          746               53           2,757
                                                ------         ------         ------        -----            -----          ------

Business segment operating income (loss).....      110              -            110           29              (53)             86
Equity in pretax income of
  Entertainment Group........................      116              -            116            -                -             116
Interest and other, net......................     (296)             7           (289)         (47)               8            (328)
Corporate expenses...........................      (18)             -            (18)           -                -             (18)
                                                ------         ------         ------        -----            -----          ------

Income (loss) before income taxes............      (88)             7            (81)         (18)             (45)           (144)
Income tax (provision) benefit...............       (5)            (3)            (8)           8               (1)             (1)
                                                ------         ------         ------        -----            -----          ------

Income (loss) before extraordinary item......      (93)             4            (89)         (10)             (46)           (145)

Preferred dividend requirements..............      (34)             -            (34)           -                -             (34)
                                                ------         ------         ------        -----            -----          ------

Income (loss) before extraordinary item
  applicable to common shares................   $ (127)        $    4         $ (123)       $ (10)           $ (46)         $ (179)
                                                ======         ======         ======        =====            =====          ======

Income (loss) before extraordinary item per
  common share...............................   $ (.32)        $  .01         $ (.31)                                       $ (.31)
                                                ======         ======         ======                                        ======

Average common shares........................    391.7                         391.7                                         569.5
                                                ======                        ======                                        ======

- -----------------
* Includes depreciation and amortization
    expense of: .............................   $  228         $    -         $  228        $  45            $  47          $  320
                                                ======         ======         ======        =====            =====          ======

See accompanying notes.

                               NEW TIME WARNER
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
                (MILLIONS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)


                                                                                                              ITOCHU/     SUBTOTAL
                                                       SUMMIT    KBLCOM       CVI        DEBT        TWE      TOSHIBA   TIME WARNER
                                         TIME WARNER   AQUISI-   ACQUISI-   ACQUISI-   REFINANC-   TRANSAC-   TRANSAC-    PRE-TBS
                                          HISTORICAL   TION(F)   TION(G)    TION(H)     INGS(C)    TIONS(I)   TION(J)    PRO FORMA
                                          ----------   -------   -------    -------     -------    --------   -------    ---------
Revenues............................       $8,067      $  22      $ 139      $ 514       $   -       $   -      $   -      $8,742

Cost of revenues* ..................        4,682         15        110        429           -           -          -       5,236
Selling, general and
  administrative* ..................        2,688          7         49        106           -           -          -       2,850
                                           ------      -----      -----      -----       -----       -----      -----      ------

Operating expenses..................        7,370         22        159        535           -           -          -       8,086
                                           ------      -----      -----      -----       -----       -----      -----      ------

Business segment operating
  income (loss).....................          697          -        (20)       (21)          -           -          -         656
Equity in pretax income of
  Entertainment Group...............          256          -          -          -          13          17          -         286
Interest and other, net.............         (877)        (5)       (46)      (136)         56           -        (29)     (1,037)
Corporate expenses..................          (74)         -          -          -           -           -          -         (74)
                                           ------      -----      -----      -----       -----       -----      -----      ------

Income (loss) before
  income taxes......................            2         (5)       (66)      (157)         69          17        (29)       (169)
Income tax (provision)
  benefit...........................         (126)         1         24         38         (28)         (6)        11         (86)
                                           ------      -----      -----      -----       -----       -----      -----      ------

Income (loss) before
  extraordinary item................         (124)        (4)       (42)      (119)         41          11        (18)       (255)

Preferred dividend
  requirements......................          (52)        (4)       (21)       (24)          -           -        (42)       (143)
                                           ------      -----      -----      -----       -----       -----      -----      ------

Income (loss) before
  extraordinary item applicable
  to common shares..................       $ (176)     $  (8)     $ (63)     $(143)      $  41       $  11      $ (60)     $ (398)
                                           ======      =====      =====      =====       =====       =====      =====      ======

Income (loss) before
  extraordinary item
  per common share..................       $ (.46)     $(.02)     $(.17)     $(.36)      $ .11       $ .03      $(.15)     $(1.02)
                                           ======      =====      =====      =====       =====       =====      =====      ======

Average common  shares..............        383.8         .5         .5        2.9           -           -          -       387.7
                                           ======      =====      =====      =====       =====       =====      =====      ======

- ---------------------
* Includes depreciation and
  amortization expense of: .........       $  559      $  11      $  84      $ 281       $   -       $   -      $   -      $  935
                                           ======      =====      =====      =====       =====       =====      =====      ======


See accompanying notes.

                               NEW TIME WARNER
           PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1995
               (MILLIONS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)



                                                                           SUBTOTAL            TBS TRANSACTION
                                                                         TIME WARNER   -------------------------------       NEW
                                                                           PRE-TBS         TBS            PRO FORMA      TIME WARNER
                                                                          PRO FORMA    HISTORICAL(D)    ADJUSTMENTS(E)    PRO FORMA
                                                                          ---------    -------------    --------------    ---------
Revenues .............................................................      $8,742         $3,437            $   -         $12,179

Cost of revenues* ....................................................       5,236          2,166              235           7,637
Selling, general and administrative* .................................       2,850            889                -           3,739
                                                                            ------         ------            -----         -------

Operating expenses ...................................................       8,086          3,055              235          11,376
                                                                            ------         ------            -----         -------

Business segment operating income (loss) .............................         656            382             (235)            803
Equity in pretax income of Entertainment Group .......................         286              -                -             286
Interest and other, net ..............................................      (1,037)          (209)              (3)         (1,249)
Corporate expenses ...................................................         (74)             -                -             (74)
                                                                            ------         ------            -----         -------

Income (loss) before income taxes ....................................        (169)           173             (238)           (234)
Income tax (provision) benefit .......................................         (86)           (70)              24            (132)
                                                                            ------         ------            -----         -------

Income (loss) before extraordinary item ..............................        (255)           103             (214)           (366)

Preferred dividend requirements ......................................        (143)             -                -            (143)
                                                                            ------         ------            -----         -------

Income (loss) before extraordinary item
  applicable to common shares ........................................      $ (398)        $  103            $(214)        $  (509)
                                                                            ======         ======            =====         =======

Loss before extraordinary item per common share ......................      $(1.02)                                        $  (.90)
                                                                            ======                                         =======

Average common shares ................................................       387.7                                           565.5
                                                                            ======                                         =======


- ---------------------
* Includes depreciation and amortization expense of: .................      $  935         $  189            $ 188         $ 1,312
                                                                            ======         ======            =====         =======

See accompanying notes.

              NOTES TO THE NEW TIME WARNER PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS

     (A) Reflects the historical financial position of TBS at March 31, 1996, including $2.495 billion of long-term indebtedness that will be assumed pursuant to the TBS Transaction.

     (B) Pro forma adjustments to record the TBS Transaction reflect (i) a reclassification in shareholders' equity from common stock to paid-in capital to reflect the reduction in the par value of common stock from $1.00 per share to $.01 per share, (ii) the issuance by New Time Warner of (A) 172.8 million shares of New Time Warner common stock pursuant to the TBS Merger, including 50.6 million shares of LMC Voting Common Stock to be issued to LMC in exchange for TBS capital stock, (B) an additional five million shares of LMC Voting Common Stock to be issued to LMC in consideration for the SSSI Option and (C) options to purchase approximately 13 million shares of New Time Warner Common Stock upon the assumption of all outstanding TBS stock options, valued at an aggregate of $7.262 billion for pro forma purposes based on a New Time Warner Common Stock price of $39.75 per share, (iii) the writeoff of approximately $263 million of pre-existing goodwill of TBS and approximately $162 million of TBS inventory to conform TBS's accounting policy with respect to the capitalization and amortization of film exploitation costs to Time Warner's accounting policy, (iv) the incurrence of approximately $95 million of additional indebtedness for the payment of transaction costs and other related liabilities, (v) the allocation of the excess of the purchase price over the book value of the net assets acquired of $7.860 billion to goodwill and (vi) the elimination of (x) Time Warner's historical investment in TBS in the amount of $536 million and (y) TBS's historical shareholders' equity in the amount of $458 million.

     (C) Pro forma adjustments to record the Debt Refinancings for the three months ended March 31, 1996 reflect interest savings of $7 million resulting from (i) the issuance of the January 1996 Debentures for approximately $750 million of proceeds and (ii) the use of $721 million for such proceeds, together with $557 million of available cash and equivalents related to the issuance of the Preferred Trust Securities, to redeem $1.226 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $1.278 billion, including redemption premiums and accrued interest thereon of $52 million.

Pro forma adjustments to record the Debt Refinancings for the year ended December 31, 1995 reflect savings in financing costs of $69 million from (i) $5.134 billion of aggregate borrowings under the New Credit Agreement which were used: (a) to repay or redeem $1.184 billion of indebtedness assumed in the CVI Acquisition, plus redemption premiums thereon of $16 million, (b) to refinance $1.086 billion of indebtedness assumed or incurred in the KBLCOM Acquisition, plus redemption premiums and accrued interest thereon of $19 million, (c) to repay $204 million of Paragon indebtedness, funded equally by Time Warner and TWE, (d) to repay $2.575 billion of indebtedness under a pre-existing bank credit agreement and (e) to pay for $50 million of financing costs, (ii) the redemption of $2.226 billion principal amount of 8.75% Convertible Debentures for an aggregate redemption price of $2.341 billion, including redemption premiums and accrued interest thereon of $115 million, using (a) proceeds from the $750 million issuance of the January 1996 Debentures, (b) $557 million of net proceeds raised from the issuance of the Preferred Trust Securities in December 1995, (c) $363 million of net proceeds raised from the issuance of the PERCS in August 1995, (d) approximately $500 million of proceeds raised from the issuance of the 7.75% Notes in June 1995 and (e) approximately $171 million of available cash and equivalents and (iii) the August 1995 noncash redemption of $1.8 billion principal amount of outstanding Reset Notes in exchange for an equal amount of Exchange Securities. All pro forma adjustments to record the Debt Refinancings for the three months ended March 31, 1996 and the year ended December 31, 1995 reflect the incremental effect on Time Warner's operating results from each refinancing that had closed during the period.

     (D) Reflects the historical operating results of TBS for the three months ended March 31, 1996 and the year ended December 31, 1995, including certain reclassifications to conform to Time Warner's financial statement presentation.

     (E) Pro forma adjustments to record the TBS Transaction for the three months ended March 31, 1996 and the year ended December 31, 1995 reflect (i) the exclusion of $1 million and $10 million, respectively, of merger costs directly related to the TBS Transaction expensed by TBS in each respective period, (ii) an increase of $53 million and $235 million, respectively, in cost of revenues consisting of (a) a $2 million and $8 million reduction, respectively, of TBS's historical amortization of pre-existing goodwill, (b) a $49 million and $196 million increase, respectively, in amortization with respect to the excess cost to acquire TBS that has been allocated to goodwill and amortized on a straight-line basis over a forty-year period and (c) a $6 million and $47 million increase, respectively, in the amortization of capitalized film exploitation costs to conform TBS's accounting policy to Time Warner's accounting policy, (iii) an increase of $2 million and $5 million, respectively, in interest expense on the approximately $95 million of additional indebtedness for the payment of transaction costs and other related liabilities, (iv) a decrease of $9 million and an increase of $8 million, respectively, in interest and other, net, due to the elimination of Time Warner's historical equity accounting for its investment in TBS and (v) an increase of $1 million and a decrease of $24 million, respectively, in income tax expense as a result of income tax benefits provided at a 41% tax rate.

     (F) Reflects the historical operating results of Summit for the four-month pre-acquisition period ending May 2, 1995, as well as certain pro forma adjustments directly related to the Summit Acquisition. The pro forma adjustments reflect (i) the exclusion of an aggregate $15 million of net income relating to (A) Summit's broadcasting operations that were sold by Summit prior to the closing of the Summit Acquisition and (B) reductions in Summit's corporate expenses principally relating to the closure of Summit's corporate facilities and the termination of related personnel as a direct result of the integration of Summit's operations into Time Warner's and TWE's operating structure, (ii) an increase of $8 million in cost of revenues with respect to the amortization of the excess cost to acquire Summit that has been allocated to (a) cable television franchises in the amount of $372 million and amortized on a straight-line basis over a twenty-year period and (b) goodwill in the amount of $146 million and amortized on a straight-line basis over a forty-year period, (iii) an increase of $1 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of Summit's cable television systems, (iv) a decrease of $3 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (v) an increase of $4 million in preferred dividend requirements of the Series C Preferred Stock issued in the Summit Acquisition.

     (G) Reflects the historical operating results of KBLCOM for the six-month pre-acquisition period ending July 6, 1995, as well as certain pro forma adjustments directly related to the KBLCOM Acquisition. The pro forma adjustments reflect (i) the exclusion of an aggregate $19 million of net losses relating to (a) interest costs on the portion of KBLCOM's indebtedness that has not been assumed by Time Warner and (b) reductions in KBLCOM corporate expenses principally relating to the closure of KBLCOM's corporate and regional facilities and the termination of related personnel as a direct result of the integration of KBLCOM's operations into Time Warner's and TWE's operating structure, (ii) an increase of $39 million in cost of revenues consisting of a $7 million reduction of KBLCOM's historical amortization of pre-existing goodwill and a $46 million increase in amortization with respect to the excess cost to acquire KBLCOM that has been allocated to (a) investments in the amount of $655 million and amortized on a straight-line basis over a twenty-year period, (b) cable television franchises in the amount of $859 million and amortized on a straight-line basis over a twenty-year period and (c) goodwill in the amount of $586 million and amortized on a straight-line basis over a forty-year period, (iii) an increase of $4 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of certain of KBLCOM's cable television systems, (iv) a decrease of $17 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense and management fees to be paid to TWE and (v) an increase of $21 million in preferred dividend requirements of the Time Warner Series D Preferred Stock issued in the KBLCOM Acquisition.

     (H) Reflects the historical operating results of CVI and the Gerry Companies for the year ended December 31, 1995, as well as certain pro forma adjustments directly related to the CVI Acquisition. The pro forma adjustments reflect (i) the exclusion of $97 million of net losses with respect to costs directly related to the CVI Acquisition and reductions in the corporate expenses of CVI and the Gerry Companies principally relating to the closing of certain corporate and regional facilities and the termination of related personnel as a direct result of the integration of the operations of CVI and the Gerry Companies into Time Warner's and TWE's operating structure, (ii) an increase of $108 million in cost of revenues consisting of a $12 million reduction of CVI's historical amortization of pre-existing goodwill and a $120 million increase in amortization with respect to the excess cost to acquire CVI and the Gerry Companies that has been allocated to (a) cable television franchises in the amount of $2.061 billion and amortized on a straight-line basis over a twenty-year period and (b) goodwill in the amount of $688 million and amortized on a straight-line basis over a forty-year period, (iii) an increase of $15 million in selling, general and administrative expenses with respect to payments to be made to TWE for its management of the cable television systems of CVI and the Gerry Companies, (iv) an increase of $19 million in interest expense on the $277 million of borrowings under the New Credit Agreement, which were used to consummate the CVI Acquisition and to pay for transaction costs and other related liabilities, (v) a decrease of $57 million in income tax expense as a result of income tax benefits provided at a 41% tax rate on the additional amortization expense, interest expense and management fees to be paid to TWE and (vi) an increase of $24 million in preferred dividend requirements of the Time Warner Series E Preferred Stock and Time Warner Series F Preferred Stock issued in the CVI Acquisition.

     (I) Pro forma adjustments for the year ended December 31, 1995 to record $17 million of increased income from Time Warner's equity in the pretax income of the Entertainment Group reflect the aggregate effect on TWE's operating results from (i) the TWE-A/N Transaction, (ii) the fees to be earned by TWE with respect to its management of certain of Time Warner's cable television systems and (iii) the Asset Sale Transactions, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained in the Form 8-K of Time Warner dated May 15, 1996.

TWE's consolidation of Paragon, as more fully described in the notes to the Entertainment Group pro forma consolidated condensed financial statements contained in the Form 8-K of Time Warner dated May 15, 1996, has no pro forma effect on the net income of TWE and, accordingly, the consolidation of Paragon has no effect on the pro forma operating results of Time Warner for the year ended December 31, 1995.

Income taxes of $6 million have been provided in the year ended December 31, 1995 at a 41% tax rate on the aggregate increase in income from Time Warner's equity in the pretax income of the Entertainment Group, adjusted for certain temporary differences.

     (J) Pro forma adjustments to record the ITOCHU/Toshiba Transaction for the year ended December 31, 1995 reflect (i) an increase of $29 million in interest and other, net, consisting of (a) an increase of $16 million with respect to the amortization of the $417 million aggregate excess cost to acquire the minority interests in TWE held by ITOCHU and Toshiba, which will be amortized on a straight-line basis over a twenty-year period and (b) and increase of $13 million with respect to the elimination of historical amortization related to Time Warner's excess interest in the net assets of TWE over the net book value of its investment in TWE, which resulted from the initial investments in TWE by ITOCHU and Toshiba, (ii) a decrease of $11 million in income tax expense as a result of income tax benefits provided at a 41% tax rate and (iii) an increase of $42 million in preferred dividend requirements of the preferred stock issued in the ITOCHU/Toshiba Transaction.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.





                                        TURNER BROADCASTING SYSTEM, INC.

                                            (Registrant)





Date: June 26, 1996                         By: /s/ William S. Ghegan
                                                --------------------------------
                                            Name: William S. Ghegan
                                            Title: Vice President and Controller
                                                   and Chief Accounting Officer




                                       -11-